                     Rights and Obligations with respect to
                             Registrable Securities

                  The holders of CompUSA Common Stock issued pursuant to Sections 3.1 and 3.14 of the Merger Agreement shall have the following rights and obligations with respect to such shares:

                  1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement. As used in this Annex I, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Broker" has the meaning set forth in Section 2.

                  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "CSFB" has the meaning set forth in Section 2.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

                  "Majority Holders" means stockholders owning a majority of the Registrable Securities outstanding at the time of determination.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Person" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency, department or political subdivision thereof) or other entity of any kind.

                  "Registrable Securities" means (i) the shares of CompUSA Common Stock received by the Company Stockholders at the Effective Time by virtue of the Merger and (ii) any Related Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been otherwise transferred, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by CompUSA and subsequent public distribution of them shall not, in the opinion of counsel to the holders (or in the opinion of counsel to CompUSA, which opinion is reasonably satisfactory to the holders), require registration of them under the Securities Act, or (c) they shall have ceased to be outstanding.

                  "Registration Expenses" means all costs, fees and expenses incident to CompUSA's performance of or compliance with Section 3, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses and the fees and disbursements of counsel for CompUSA and of its independent public accountants and of one counsel for the Company Stockholders, selected by the Majority Holders, but excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer.

                  "Related Registrable Securities" means any securities of CompUSA issued or issuable with respect to the shares of CompUSA Common Stock received by the Company Stockholders at the Effective Time by virtue of the Merger by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "Representative" has the meaning set forth in Section 3.3.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

                  "Seller Indemnified Parties" has the meaning set forth in
Section 3.4(a).

                  "Shares" means the shares of CompUSA Common Stock to be received by the Company Stockholders pursuant to Sections 3.1 and 3.14 of the Merger Agreement.

                  "Shelf Registration" has the meaning set forth in Section
3.1.

                  "Target Date" means the date on which CompUSA makes publicly available financial information reflecting at least 30 days of combined operations of CompUSA and the Company.

                  "Termination Date" mean the first date on which any of the Registrable Securities may be distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

                  2. Engagement of CS First Boston Corporation. Except as otherwise provided in this Section 2, as a condition to including Registrable Securities in any registration statement filed pursuant to this Annex I, CompUSA may require each Company Stockholder who received more than 20,000 Shares at the Effective Time by virtue of the Merger and who desires to include such Shares in such registered offering, to agree in writing to engage CS First Boston Corporation ("CSFB") to act as such stockholder's broker, dealer or other intermediary in connection with sales to be made pursuant to the registration statement (other than any privately negotiated sales). Such stockholder (i) shall first seek to engage CSFB as broker, dealer or other intermediary ("Broker") in connection with any such proposed sale and, in connection therewith, shall furnish to CSFB such stockholder's written instructions with respect thereto, and (ii) prior to such time, shall not approach or solicit another Broker with respect to such transaction. Notwithstanding the foregoing, no such stockholder shall be required to engage CSFB as such stockholder's Broker if (i) the fees and terms on which CSFB proposes to so act are other than CSFB's customary fees and terms for transactions of the type proposed, or (ii) the fees and terms on which CSFB proposes to so act are materially less favorable to the stockholder than may be obtained generally from other full service brokerages (i.e., firms other than discount brokerage firms) for transactions of the type proposed or (iii) CSFB fails to execute any trade in accordance with industry standards applicable to transactions of the type covered by the stockholder's written instructions. Upon the occurrence of any event described in clause (i), (ii) or (iii) of the prior sentence, the Company Stockholder shall thereafter be entitled to sell Shares included in the registration statement through any Broker of its choice. In addition, notwithstanding the foregoing, each Company Stockholder shall be entitled to sell up to 20,000 Shares per calendar month through any Broker of its choice.

                  3.       Registration Under Securities Act, etc.

                  3.1 Filing of Shelf Registration Statement. (a) As soon as is reasonably practicable after the Effective Time, CompUSA shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to the Registrable Securities to be issued to the Company Stockholders pursuant to the Merger Agreement. CompUSA shall use its best efforts to (i) have the Shelf Registration declared effective on or before the Target Date, and (ii) keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until the Termination Date.

                  (b) Subject to Section 9 hereof, CompUSA shall promptly supplement or amend, if necessary, the Shelf Registration, as required by the registration form utilized by CompUSA or by the instructions applicable to such registration form or by the Securities Act, and CompUSA shall furnish to the holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission. CompUSA shall pay all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration.

                  3.2 Registration Procedures. (a) In connection with the registration statement filed pursuant to Section 3.1, CompUSA will, as expeditiously as possible:

                            (i) subject to Section 9 hereof, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement or as may be reasonably requested by the Majority Holders, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (without limiting the generality of the foregoing, CompUSA will prepare and file such amendments and supplements as may be required to permit the distributees of any Registerable Securities held by a partnership or other entity or the donees of any Registerable Securities held by any stockholder to sell such shares pursuant to the registration statement);

                            (ii) furnish to each seller of Registrable
         Securities covered by such registration statement, one original and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                            (iii) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that CompUSA shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (iii), be obligated to be so qualified, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                            (iv) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities or self regulatory organizations as may be necessary or desirable, in the opinion of counsel to CompUSA or counsel to the seller or sellers of Registrable Securities, to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                            (v) promptly notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and, subject to Section 9 hereof, at the request of any such seller, promptly prepare and furnish to each prospective seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                            (vi)     use its best efforts to list all
         Registrable Securities covered by such registration statement on the NYSE; and

                            (vii) to maintain on file with the NYSE a copy of the most recent prospectus and otherwise use its best efforts to allow the sellers to satisfy the prospectus delivery requirements of the Securities Act in a manner not requiring physical delivery of a prospectus.

                  (b) CompUSA may require each holder of Registrable Securities as to which any registration is being effected to (i) furnish CompUSA such information regarding such holder and the distribution of such securities as CompUSA may from time to time reasonably request in writing and (ii) otherwise agree to comply with the Securities Act and the Exchange Act in connection with the registration and distribution of the Registrable Securities.

                  (c) As a condition to including shares in any registration statement, CompUSA may require any holder of Registrable Securities to agree that, upon receipt of any notice from CompUSA of the happening of any event of the kind described in (i) subdivision (v) of Section 3.2(a) or (ii) Section 9, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until (x) in the case of a notice under clause (i) above, such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (v) of Section 3.2(a), or until it is advised in writing by CompUSA that the use of the applicable prospectus may be resumed, and, if so directed by CompUSA, such holder will promptly deliver to CompUSA (at CompUSA's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice or (y) in the case of a notice under clause (ii) above, until expiration of the 30th day following the date of such notice or of any subsequent notice given in accordance with Section 9 hereof.

                  (d) If CompUSA suspends a registration statement or requires stockholders to cease sales of Registrable Securities pursuant to this section, CompUSA shall, as promptly as practicable following the termination of the circumstances which entitled CompUSA to do so, take such actions as may be necessary to reinstate the effectiveness of such registration statement and/or give written notice to all stockholders authorizing them to resume sales pursuant to such registration statement.

                  3.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement under the Securities Act pursuant to this Annex I, CompUSA (i) shall give a representative holder designated in writing to CompUSA by the Majority Holders (the "Representative") and counsel and accountants designated by the Representative the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) shall give each of them such reasonable access to its books and records and such opportunities to discuss the business of CompUSA with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Representative and such counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act, subject to each such person agreeing to treat confidentially any non-public information disclosed to them as a result of such investigation and (iii) shall promptly notify the Representative and its counsel of any stop order issued or threatened by the Commission and promptly take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  3.4  Indemnification.

                  (a) Indemnification by CompUSA. CompUSA will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 3.1, each seller of any Registrable Securities covered by such registration statement, each other Person, if any, who controls such seller within the meaning of the Securities Act, each broker, dealer or underwriter acting on behalf of such seller and their respective directors, officers, partners, shareholders, employees and affiliates ("Seller Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, to which such Seller Indemnified Parties may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by CompUSA of the Securities Act, and CompUSA will reimburse each such Seller Indemnified Parties for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that CompUSA shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to CompUSA through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation thereof or (ii) the sale of Registrable Securities pursuant to the registration statement to any person, if such seller (x) failed to send or give a copy of the prospectus, as the same may be then supplemented or amended, to such person within the time required by the Securities Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such prospectus was corrected in the prospectus, as amended or (y) engaged in such sale in breach of its agreements pursuant to Section 3.2(c). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Seller Indemnified Parties and shall survive the transfer of such securities by such seller.

                  (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement, CompUSA may require such prospective seller to agree to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) CompUSA, and each director, officer, employee and shareholder of CompUSA and each other Person, if any, who participates or may be considered as an underwriter in the offering or sale of such securities and each other Person who controls CompUSA within the meaning of the Securities Act ("CompUSA Indemnified Parties") with respect to (i) any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state therein a material fact in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to CompUSA through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement (provided that the liability of such indemnifying party under this clause (i) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability), or (ii) is any sale of any Registrable Securities by such seller under the circumstances described in clause (ii) of the proviso to Section 3.4(a). Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of CompUSA Indemnified Parties and shall survive the transfer of such securities by such seller.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of one such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

                  (d) Contribution. If the indemnification provided for in this
Section 3.4 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or
(b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of CompUSA and the sellers of Registrable Securities covered by the registration statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations (the relative fault of CompUSA and such sellers to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CompUSA or such sellers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law; in such proportion as shall be appropriate to reflect the relative benefits received by CompUSA and such sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint and no seller shall be liable under this subparagraph (d) for any amount in excess of the proceeds received by the seller in the offering giving rise to the liability hereunder. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld or delayed.

                  (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 3.4 (with appropriate modifications) shall be given by CompUSA and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law, rule or regulation of any governmental authority other than the Securities Act.

                  (f) Indemnification Payments. The indemnification and contribution required by this Section 3.4 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  4. Rule 144 and Rule 144A. CompUSA shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, CompUSA will deliver to such holder a written statement as to whether it has complied with such requirements. If at any time after the Termination Date but prior to the date when Registrable Securities may be resold by non-affiliates pursuant to Rule 144(k), or any similar successor rule, CompUSA ceases to be in compliance with the applicable requirements of Rule 144, CompUSA shall promptly prepare and file a new Shelf Registration (to the extent CompUSA is then eligible to use shelf registration) with respect to the Registrable Securities then outstanding and use its best efforts to (i) have such Shelf Registration declared effective as promptly as practicable and
(ii) keep such Shelf Registration continuously effective until the date when any Registrable Securities may be resold by non-affiliates pursuant to Rule 144(k), or any similar successor rule.

                  5. Amendments . This Annex I may be amended only upon the prior written consent of CompUSA and the Majority Holders. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

                  6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to CompUSA, be treated as the holder of such Registrable Securities for purposes of any request, consent, waiver or other action by any holder or holders of Registrable Securities pursuant to this Annex I or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Annex I. If the beneficial owner of any Registrable Securities so elects, CompUSA may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                  7. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided in the Merger Agreement, and, in the case of the Company
Stockholders,
shall be addressed in the manner set forth in the stock record books of the Company.

                  8. Assignment. This Annex I shall be binding upon and inure to the benefit of and shall be enforceable by the Company Stockholders, by virtue of the approval of the Merger and such stockholder's receipt of CompUSA Common Stock pursuant to Section 3.1 or 3.14 of the Merger Agreement, and by the Company, and their respective successors and assigns and, with respect to any Company Stockholder, any holder of any Registrable Securities, provided that, with respect to a transferee or assignee of shares of Registrable Securities,
(i) such transfer is effected in accordance with applicable securities law, (ii) CompUSA is given written notice of such assignment prior to such assignment or promptly thereafter, and (iii) the transferee or assignee by written agreement acknowledges that he is bound by the terms of this Annex I.

                  9. Holdback Agreements. Notwithstanding anything in this Annex I to the contrary, if the Board of Directors of CompUSA determines in good faith
(i) that it is in the best interests of CompUSA not to disclose the existence of facts surrounding any proposed or pending corporate transaction involving CompUSA or (ii) that it would otherwise be disadvantageous to CompUSA and its stockholders for any Shelf Registration to be amended or supplemented, then CompUSA may notify the Company Stockholders, up to four separate times during the period in which the effectiveness of the Shelf Registration is required to be maintained hereunder, that it elects to suspend the rights of the Company Stockholders to make sales pursuant to the Shelf Registration for a period of time not to exceed 30 days from the date of such notice, provided that, CompUSA may exercise its rights under this Section 9 no more than two times during any period of 70 consecutive days. The Company Stockholders hereby agree not to make any such sales during the period specified in such notice.

                  10. No Inconsistent Agreements. CompUSA will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Annex I.

                  11. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights hereunder. CompUSA agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Annex I and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.